Exhibit 99.3

Discussion and

Reconciliation of Non-

GAAP Financial Measures

September 30, 2018

(Unaudited)

Definitions

Adjusted Fixed Charge Coverage  Adjusted EBITDA divided by Fixed Charges. Adjusted Fixed Charge Coverage is a supplemental measure of liquidity and our ability to meet interest payments on our outstanding debt and pay dividends to our preferred stockholders, if applicable. Our various debt agreements contain covenants that require us to maintain ratios similar to Adjusted Fixed Charge Coverage, and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain of our debt instruments. Adjusted Fixed Charge Coverage is subject to the same limitations and qualifications as Adjusted EBITDA and Fixed Charges.
Cash Operating Expenses Cash Operating Expenses represents property level operating expenses (which exclude transition costs) after eliminating the effects of straight-line rents, lease termination fees and the impact of deferred community fee expense.
Cash Rental and Operating Revenues Cash Rental and Operating Revenues represents rental and related revenues, tenant recoveries, resident fees and services and income from DFLs after eliminating the effects of straight-line rents, DFL non-cash interest, amortization of market lease intangibles, lease termination fees and the impact of deferred community fee income.
Consolidated Debt The carrying amount of bank line of credit and term loans, senior unsecured notes, mortgage debt and other debt, as reported in our consolidated financial statements.
Consolidated Gross Assets The carrying amount of total assets, excluding investments in and advances to our unconsolidated JVs, after adding back accumulated depreciation and amortization, as reported in our consolidated financial statements. Consolidated Gross Assets is a supplemental measure of our financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.
Consolidated Secured Debt Mortgage and other debt secured by real estate, as reported in our consolidated financial statements.
Debt Investments Loans secured by a direct interest in real estate and mezzanine loans.
Direct Financing Lease ("DFL") Lease for which future minimum lease payments are recorded as a receivable and the difference between the future minimum lease payments and the estimated residual values less the cost of the properties is recorded as unearned income. Unearned income is deferred and amortized to income over the lease terms to provide a constant yield.
EBITDA and Adjusted EBITDA Earnings before interest, taxes, depreciation and amortization to HCP. Adjusted EBITDA is defined as EBITDA excluding impairments (recoveries), gains or losses from sales of depreciable property, transaction-related items, prepayment costs (benefits) associated with early retirement or payment of debt, severance and related charges, litigation costs (recoveries), losses (gains) upon consolidation and deconsolidation, casualty-related charges (recoveries) and foreign currency remeasurement losses (gains). EBITDA and Adjusted EBITDA include our pro rata share of our unconsolidated JVs presented on the same basis. We consider EBITDA and Adjusted EBITDA important supplemental measures to net income (loss) because they provide an additional manner in which to evaluate our operating performance. Net income (loss) is the most directly comparable U.S. generally accepted accounting principles (“GAAP”) measure to EBITDA and Adjusted EBITDA.
Enterprise Debt Consolidated Debt plus our pro rata share of total debt from our unconsolidated JVs. Enterprise Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share information is calculated by applying our actual ownership percentage for the period and excludes debt funded by us to our JVs. Our pro rata share of total debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Enterprise Gross Assets Consolidated Gross Assets plus our pro rata share of total gross assets from our unconsolidated JVs, after adding back accumulated depreciation and amortization. Enterprise Gross Assets is a supplemental measure of our financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.
Enterprise Secured Debt Consolidated Secured Debt plus our pro rata share of mortgage debt from our unconsolidated JVs. Enterprise Secured Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share of Enterprise Secured Debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Entrance Fee Certain of our communities have residency agreements which require the resident to pay an upfront entrance fee prior to taking occupancy at the community. For net income, NOI and FFO, the non-refundable portion of the entrance fee is recorded as deferred entrance fee revenue and amortized over the estimated stay of the resident based on an actuarial valuation. For Cash NOI and FAD, the non-refundable entrance fees are recognized upon receipt, net of a reserve for statutory refunds due to early terminations. The refundable portion of a resident’s entrance fee is generally refundable within a certain number of months or days following contract termination or upon the sale of the unit. All refundable amounts due to residents at any time in the future are classified as liabilities.
Financial Leverage Enterprise Debt divided by Enterprise Gross Assets. Financial Leverage is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share information is calculated by applying our actual ownership percentage for the period and

2

Definitions

excludes debt funded by us to our JVs. Our pro rata share of total debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Fixed Charges Total interest expense plus capitalized interest plus preferred stock dividends (if applicable). Fixed Charges also includes our pro rata share of the interest expense plus capitalized interest plus preferred stock dividends (if applicable) held from our unconsolidated JVs. Fixed Charges is a supplemental measure of our interest payments on outstanding debt and dividends to preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage. Fixed Charges is subject to limitations and qualifications, as, among other things, it does not include all contractual obligations.
Funds Available for Distribution (“FAD”) FAD is defined as FFO as adjusted after excluding the impact of the following: (i) amortization of deferred compensation expense, (ii) amortization of deferred financing costs, net, (iii) straight-line rents, (iv) amortization of acquired market lease intangibles, net, (v) non-cash interest related to DFLs and lease incentive amortization (reduction of straight-line rents), and (vi) deferred revenues, excluding amounts amortized into rental income that are associated with tenant funded improvements owned/recognized by us and up-front cash payments made by tenants to reduce their contractual rents. Also, FAD: (i) is computed after deducting recurring capital expenditures, including second generation leasing costs and second generation tenant and capital improvements, and (ii) includes lease restructure payments and adjustments to compute our share of FAD from our unconsolidated joint ventures and those related to CCRC non-refundable entrance fees. Certain prior period amounts in the “Non-GAAP Financial Measures Reconciliation” below for FAD have been reclassified to conform to the current period presentation. More specifically, recurring capital expenditures, including second generation leasing costs and second generation tenant and capital improvements ("FAD capital expenditures") excludes our share from unconsolidated joint ventures (currently reported in “other FAD adjustments”). Adjustments for joint ventures are calculated to reflect our pro-rata share of both our consolidated and unconsolidated joint ventures. We reflect our share of FAD for unconsolidated joint ventures by applying our actual ownership percentage for the period to the applicable reconciling items on an entity by entity basis. We reflect our share for consolidated joint ventures in which we do not own 100% of the equity by adjusting our FAD to remove the third party ownership share of the applicable reconciling items based on actual ownership percentage for the applicable periods (see FFO above for further disclosure regarding our use of pro-rata share information and its limitations). Other REITs or real estate companies may use different methodologies for calculating FAD, and accordingly, our FAD may not be comparable to those reported by other REITs. Although our FAD computation may not be comparable to that of other REITs, management believes FAD provides a meaningful supplemental measure of our performance and is frequently used by analysts, investors, and other interested parties in the evaluation of our performance as a REIT. We believe FAD is an alternative run-rate earnings measure that improves the understanding of our operating results among investors and makes comparisons with: (i) expected results, (ii) results of previous periods and (iii) results among REITs more meaningful. FAD does not represent cash generated from operating activities determined in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs as it excludes the following items which generally flow through our cash flows from operating activities: (i) adjustments for changes in working capital or the actual timing of the payment of income or expense items that are accrued in the period, (ii) transaction-related costs, (iii) litigation settlement expenses, (iv) severance-related expenses and (v) actual cash receipts from interest income recognized on loans receivable (in contrast to our FAD adjustment to exclude non-cash interest and depreciation related to our investments in direct financing leases). Furthermore, FAD is adjusted for recurring capital expenditures, which are generally not considered when determining cash flows from operations or liquidity. FAD is a non-GAAP supplemental financial measure and should not be considered as an alternative to net income (loss) determined in accordance with GAAP.
Funds From Operations (“FFO”), FFO as adjusted and Comparable FFO as adjusted We believe FFO applicable to common shares, diluted FFO applicable to common shares, and diluted FFO per common share are important supplemental non-GAAP measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets utilizes straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a REIT that use historical cost accounting for depreciation could be less informative. The term FFO was designed by the REIT industry to address this issue.
FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is net income (loss) applicable to common shares (computed in accordance with GAAP), excluding gains or losses from sales of depreciable property, including any current and deferred taxes directly associated with sales of depreciable property, impairments of, or related to, depreciable real estate, plus real estate and other depreciation and amortization, and adjustments to compute our share of FFO and FFO as adjusted (see below) from joint ventures. Adjustments for joint ventures are calculated to reflect our pro-rata share of both our consolidated and unconsolidated joint ventures. We reflect our share of FFO for unconsolidated joint ventures by applying our actual ownership percentage for the period to the applicable reconciling items on an entity by entity basis. For consolidated joint ventures in which we do not own 100%, we reflect our share of the equity by adjusting our FFO to remove the third party ownership share of the applicable reconciling items based on actual ownership percentage for the applicable periods. Our pro-rata share information is prepared on a basis consistent with the comparable consolidated amounts, is intended to reflect our proportionate economic interest in the operating results of properties in our portfolio and is calculated by applying our actual ownership percentage for the period. We do not control the unconsolidated joint ventures, and the pro-rata presentations of reconciling items included in FFO do not represent our legal claim to such items. The joint venture members or partners are entitled to profit or loss allocations and distributions of cash flows according to the joint venture agreements, which provide for such allocations generally according to their invested capital.

3

Definitions

The presentation of pro-rata information has limitations, which include, but are not limited to, the following: (i) the amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses and (ii) other companies in our industry may calculate their pro-rata interest differently, limiting the usefulness as a comparative measure. Because of these limitations, the pro-rata financial information should not be considered independently or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP financial statements, using the pro-rata financial information as a supplement.
FFO does not represent cash generated from operating activities in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income (loss). We compute FFO in accordance with the current NAREIT definition; however, other REITs may report FFO differently or have a different interpretation of the current NAREIT definition from ours.
In addition, we present FFO on an adjusted basis before the impact of non-comparable items including, but not limited to, transaction-related items, impairments (recoveries) of non-depreciable assets, severance and related charges, prepayment costs (benefits) associated with early retirement or payment of debt, litigation costs (recoveries), casualty-related charges (recoveries), foreign currency remeasurement losses (gains) and changes in tax legislation (“FFO as adjusted”). Transaction-related items include transaction expenses and gains/charges incurred as a result of mergers and acquisitions and lease amendment or termination activities. Prepayment costs (benefits) associated with early retirement of debt include the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of debt. Management believes that FFO as adjusted provides a meaningful supplemental measurement of our FFO run-rate and is frequently used by analysts, investors and other interested parties in the evaluation of our performance as a REIT. At the same time that NAREIT created and defined its FFO measure for the REIT industry, it also recognized that “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” We believe stockholders, potential investors and financial analysts who review our operating performance are best served by an FFO run-rate earnings measure that includes certain other adjustments to net income (loss), in addition to adjustments made to arrive at the NAREIT defined measure of FFO. FFO as adjusted is used by management in analyzing our business and the performance of our properties, and we believe it is important that stockholders, potential investors and financial analysts understand this measure used by management. We use FFO as adjusted to: (i) evaluate our performance in comparison with expected results and results of previous periods, relative to resource allocation decisions, (ii) evaluate the performance of our management, (iii) budget and forecast future results to assist in the allocation of resources, (iv) assess our performance as compared with similar real estate companies and the industry in general and (v) evaluate how a specific potential investment will impact our future results. Other REITs or real estate companies may use different methodologies for calculating an adjusted FFO measure, and accordingly, our FFO as adjusted may not be comparable to those reported by other REITs.
HCP's Share of Unconsolidated JVs HCP’s pro rata share information is prepared on a basis consistent with the comparable consolidated amounts by applying our actual ownership percentage for the period, and is intended to reflect our proportionate economic interest in the financial position and operating results of properties in our portfolio.
Investment and Portfolio Investment Represents: (i) the carrying amount of real estate assets and intangibles, after adding back accumulated depreciation and amortization; and (ii) the carrying amount of DFLs and Debt Investments. Portfolio Investment also includes our pro rata share of the real estate assets and intangibles held in our unconsolidated JVs, presented on the same basis as Investment, less the value attributable to refundable Entrance Fee liabilities. Investment and Portfolio Investment exclude land held for development.
Net Debt Enterprise Debt less the carrying amount of cash and cash equivalents as reporting in our consolidated financial statements and our pro rata share of cash and cash equivalents from our unconsolidated JVs. Consolidated Debt is the most directly comparable GAAP measure to Net Debt. Net Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.
Net Debt to Adjusted EBITDA Net Debt divided by Adjusted EBITDA is a supplemental measure of our ability to decrease our debt. Because we may not be able to use our cash to reduce our debt on a dollar-for-dollar basis, this measure may have material limitations.
Net Operating Income from Continuing Operations (“NOI”) and Cash NOI NOI and Adjusted NOI are non-U.S. generally accepted accounting principles (“GAAP”) supplemental financial measures used to evaluate the operating performance of real estate. NOI is defined as rental and related revenues, including tenant recoveries, resident fees and services, and income from DFLs, less property level operating expenses (which exclude transition costs); NOI excludes all other financial statement amounts included in net income (loss)Management believes NOI provides relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis. Adjusted NOI is calculated as NOI after eliminating the effects of straight-line rents, DFL non-cash interest, amortization of market lease intangibles, termination fees, and the impact of deferred community fee income and expense. Adjusted NOI is oftentimes referred to as “Cash NOI.” During the fourth quarter of 2017, as a result of a change in how operating results are reported to our chief operating decision makers for the purpose of evaluating performance and allocating resources, we began excluding unconsolidated joint ventures from the evaluation of our segments' operating results. Unconsolidated joint ventures are now reflected in other non-reportable segments,

4

Definitions

and as a result, excluded from NOI and Adjusted NOI. Prior period NOI and Adjusted NOI have also been recast to conform to current period presentation, which excludes unconsolidated joint ventures. We use NOI and Adjusted NOI to make decisions about resource allocations, to assess and compare property level performance, and to evaluate our same property portfolio (“SPP”), as described below. We believe that net income (loss) is the most directly comparable GAAP measure to NOI. NOI should not be viewed as an alternative measure of operating performance to net income (loss) as defined by GAAP since it does not reflect various excluded items. Further, our definition of NOI may not be comparable to the definition used by other REITs or real estate companies, as they may use different methodologies for calculating NOI.
Operating expenses generally relate to leased medical office and life science properties and SHOP facilities. We generally recover all or a portion of our leased medical office and life science property expenses through tenant recoveries. We present expenses as operating or general and administrative based on the underlying nature of the expense.
Portfolio Income Cash NOI plus interest income plus our pro rata share of Cash NOI from our unconsolidated JVs.
Rental and Operating Revenues Includes rental related revenues, tenant recoveries, resident fees and services and income from DFLs.
Revenue Per Occupied Room ("REVPOR") SHOP The 3-month average Rental and Operating Revenues per occupied unit for the most recent period available. REVPOR SHOP excludes newly completed assets under lease-up, assets sold, acquired or transitioned to a new operating structure (such as triple-net to SHOP) during the relevant period, assets in redevelopment, and assets that experienced a casualty event that significantly impacted operations. REVPOR SHOP is a non-GAAP supplemental financial measure used to evaluate the revenue-generating capacity and profit potential of our SHOP assets independent of fluctuating occupancy rates. It is also used in comparison against industry and competitor statistics, if known, to evaluate the quality of our SHOP assets.
RIDEA A structure whereby a taxable REIT subsidiary is permitted to rent a healthcare facility from its parent REIT and hire an independent contractor to operate the facility.
Same Property Portfolio SPP NOI and Adjusted (Cash) NOI information allows us to evaluate the performance of our property portfolio under a consistent population by eliminating changes in the composition of our consolidated portfolio of properties. SPP NOI excludes certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis.
Properties are included in SPP once they are stabilized for the full period in both comparison periods. Newly acquired operating assets are generally considered stabilized at the earlier of lease-up (typically when the tenant(s) control(s) the physical use of at least 80% of the space) or 12 months from the acquisition date. Newly completed developments and redevelopments are considered stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. Properties that experience a change in reporting structure, such as a transition from a triple-net lease to a RIDEA reporting structure, are considered stabilized after 12 months in operations under a consistent reporting structure. A property is removed from SPP when it is classified as held for sale, sold, placed into redevelopment, experiences a casualty event that significantly impacts operations or changes its reporting structure (such as triple-net to SHOP).
Secured Debt Ratio Enterprise Secured Debt divided by Enterprise Gross Assets. Secured Debt Ratio is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share information is calculated by applying our actual ownership percentage for the period and excludes debt funded by us to our JVs. Our pro rata share of Total Secured Debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Segments Our portfolio is comprised of investments in the following healthcare segments: (i) senior housing triple-net, (ii) senior housing operating portfolio (“SHOP”), (iii) life science (iv) medical office and (v) other non-reportable segments (“Other”).

5

Reconciliations
In thousands, except for per share data

Funds From Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income (loss) applicable to common shares	$98,946	$(7,788)	$228,267	$472,311
Real estate related depreciation and amortization	132,198	130,588	418,740	397,893
Real estate related depreciation and amortization on unconsolidated joint ventures	15,180	16,358	48,730	47,711
Real estate related depreciation and amortization on noncontrolling interests and other	(2,971)	(3,678)	(7,136)	(11,711)
Other depreciation and amortization	2,343	2,360	4,906	7,718
Loss (gain) on sales of real estate, net	(95,332)	(5,182)	(162,211)	(322,852)
Loss (gain) upon consolidation of real estate, net(1)	—	—	41,017	—
Taxes associated with real estate dispositions(2)	—	—	1,147	(5,498)
Impairments (recoveries) of depreciable real estate, net	5,268	22,590	11,541	22,590
FFO applicable to common shares	155,632	155,248	585,001	608,162
Distributions on dilutive convertible units	—	—	—	5,250
Diluted FFO applicable to common shares	$155,632	$155,248	$585,001	$613,412

Weighted average shares outstanding - diluted FFO	470,118	469,156	469,876	473,519

Impact of adjustments to FFO:
Transaction-related items	$4,678	$580	$8,612	$2,476
Other impairments (recoveries), net(3)	—	2,738	4,341	8,526
Severance and related charges(4)	4,573	3,889	13,311	3,889
Loss on debt extinguishments(5)	43,899	54,227	43,899	54,227
Litigation costs (recoveries)	(545)	2,303	41	7,507
Casualty-related charges (recoveries), net	—	8,925	—	8,925
Foreign currency remeasurement losses (gains)	(41)	(141)	(106)	(986)
Total adjustments	52,564	72,521	70,098	84,564
FFO as adjusted applicable to common shares	208,196	227,769	655,099	692,726
Distributions on dilutive convertible units and other	(90)	1,493	(180)	5,095
Diluted FFO as adjusted applicable to common shares	$208,106	$229,262	$654,919	$697,821

Weighted average shares outstanding - diluted FFO as adjusted	470,118	473,836	469,876	473,519

Diluted earnings per common share	$0.21	$(0.02)	$0.49	$1.01
Depreciation and amortization	0.31	0.31	0.99	0.93
Loss (gain) on sales of real estate, net	(0.20)	(0.01)	(0.34)	(0.68)
Loss (gain) upon consolidation of real estate, net(1)	—	—	0.09	—
Taxes associated with real estate dispositions(2)	—	—	—	(0.01)
Impairments (recoveries) of depreciable real estate, net	0.01	0.05	0.02	0.05
Diluted FFO per common share	$0.33	$0.33	$1.25	$1.30
Transaction-related items	0.01	—	0.01	—
Other impairments (recoveries), net(3)	—	0.01	0.01	0.02
Severance and related charges(4)	0.01	0.01	0.03	0.01
Loss on debt extinguishments(5)	0.09	0.11	0.09	0.11
Litigation costs (recoveries)	—	—	—	0.01
Casualty-related charges (recoveries), net	—	0.02	—	0.02
Diluted FFO as adjusted per common share	$0.44	$0.48	$1.39	$1.47

6

Reconciliations
In thousands

Funds Available for Distribution

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
FFO as adjusted applicable to common shares	$208,196	$227,769	$655,099	$692,726
Amortization of deferred compensation(6)	3,530	3,237	11,249	10,329
Amortization of deferred financing costs	3,070	3,439	9,760	11,141
Straight-line rents	(4,409)	(5,774)	(20,888)	(18,052)
FAD capital expenditures	(24,646)	(26,272)	(70,237)	(73,825)
Lease restructure payments	300	311	901	1,165
CCRC entrance fees(7)	6,524	6,074	13,203	14,436
Deferred income taxes(8)	(4,880)	(3,807)	(12,751)	(10,523)
Other FAD adjustments(9)	(1,140)	(2,570)	(7,959)	(6,288)
FAD applicable to common shares	186,545	202,407	578,377	621,109
Distributions on dilutive convertible units	—	1,596	—	5,250
Diluted FAD applicable to common shares	$186,545	$204,003	$578,377	$626,359

Weighted average shares outstanding - diluted FAD	470,118	473,836	469,876	473,519
______________________________________

(1)	For the nine months ended September 30, 2018, represents the loss on consolidation of seven U.K. care homes.

(2)	Represents the income tax impact of our RIDEA II transactions in June 2018 and January 2017.

(3)
For the nine months ended September 30, 2018, represents the impairment of an undeveloped life science land parcel classified as held for sale, partially offset by an impairment recovery upon the sale of our Tandem Mezzanine Loan in March 2018. For the nine months ended September 30, 2017, represents the impairment of our Tandem Mezzanine Loan, net of the impairment recovery upon the sale of our Four Seasons Notes in the first quarter of 2017. For the three months ended September 30, 2017, represents the impairment of our Tandem Mezzanine Loan, which was sold in the first quarter of 2018.

(4)
For the three months ended September 30, 2018, relates to corporate restructuring activities. For the nine months ended September 30, 2018, primarily relates to the departure of our former Executive Chairman, which consisted of $6 million of cash severance and $3 million of equity award vestings. For the three and nine months ended September 30, 2017, primarily relates to the departure of our former Chief Accounting Officer.

(5)	Represents the premium associated with the prepayment of senior unsecured notes.

(6)	Excludes amounts in severance and related charges related to the acceleration of deferred compensation for restricted stock units that vested upon the departure of certain former employees.

(7)	Represents our 49% share of non-refundable entrance fees, as the fees are collected by our CCRC JV, net of reserves and CCRC JV entrance fee amortization.

(8)	For the three and nine months ended September 30, 2017, excludes $2 million of deferred tax benefit from casualty-related charges, which is included in casualty-related charges (recoveries), net.

(9)
Primarily includes our share of FAD capital expenditures from unconsolidated joint ventures, partially offset by noncontrolling interests' share of FAD capital expenditures from consolidated joint ventures.

7

Reconciliations
In thousands

HCP's Share of Unconsolidated Joint Venture FFO and FAD

	Three Months Ended September 30, 2018
	Total	CCRC JV	Other SHOP JVs	U.K. JV	Life Science	Medical Office	Remaining
Equity income (loss) from unconsolidated joint ventures	$(911)	$(2,880)	$(53)	$1,556	$43	$213	$210
Real estate related depreciation and amortization	15,180	11,609	963	1,650	710	191	57
FFO	$14,269	$8,729	$910	$3,206	$753	$404	$267
FAD adjustments	4,266	4,851	(97)	(265)	(71)	(153)	1
FAD	$18,535	$13,580	$813	$2,941	$682	$251	$268

8

Reconciliations
In thousands, except for per share data

Projected Future Operations(1)

	Full Year 2018
	Low	High
Diluted earnings per common share	$2.23	$2.29
Real estate related depreciation and amortization	1.16	1.16
Real estate related depreciation and amortization on unconsolidated joint ventures	0.14	0.14
Real estate related depreciation and amortization on noncontrolling interests and other	(0.02)	(0.02)
Other depreciation and amortization	0.01	0.01
Loss (gain) on sales of real estate, net	(1.98)	(2.00)
Loss (gain) upon consolidation of real estate, net	0.09	0.09
Impairments (recoveries) of depreciable real estate, net	0.02	0.02
Diluted FFO per common share	$1.65	$1.69
Transaction-related items	0.01	0.01
Other impairments (recoveries), net	0.01	0.01
Severance and related charges(2)	0.03	0.03
Loss on debt extinguishments	0.09	0.09
Diluted FFO as adjusted per common share	$1.79	$1.83
 ______________________________________

(1)
The foregoing projections reflect management’s view as of October 31, 2018 of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, development items, and the earnings impact of the events referenced in our earnings press release for the quarter ended September 30, 2018 that was issued on October 31, 2018. However, these projections do not reflect the impact of unannounced future transactions, except as described herein, other impairments or recoveries, the future bankruptcy or insolvency of our operators, lessees, borrowers or other obligors, the effect of any future restructuring of our contractual relationships with such entities, gains or losses on marketable securities, ineffectiveness related to our cash flow hedges, or larger than expected litigation settlements and related expenses related to existing or future litigation matters. Our actual results may differ materially from the projections set forth above. The aforementioned ranges represent management’s best estimates based upon the underlying assumptions as of October 31, 2018. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.

(2)	Related to the previously announced departure of our former Executive Chairman, effective March 1, 2018 and corporate restructuring activities.

HCP's Share of Unconsolidated Joint Venture FFO and Cash NOI

	Full Year 2018
	Low	High
Equity income (loss) from unconsolidated joint ventures (net income)	$(4,000)	$1,000
Real estate related depreciation and amortization	64,000	65,000
FFO	$60,000	$66,000
Adjustments to FFO(1)	10,000	10,000
Total NOI	$70,000	$76,000
Non-cash adjustments to NOI(2)	14,000	14,000
Total Cash NOI	$84,000	$90,000
 ______________________________________

(1)	Includes interest and general and administrative expenses.

(2)	Includes our 49% share of non-refundable Entrance Fees as the fees are collected by our CCRC JV, net of reserves and CCRC JV Entrance Fee amortization.

9

Reconciliations
In millions

Projected SPP Cash NOI(1)(2)
For the projected full year 2018 (low)

	Senior Housing Triple-Net	SHOP	Life Science	Medical Office	Other	Total
Cash NOI	$270	$139	$290	$315	$96	$1,109
Interest income	—	—	—	—	10	10
Cash NOI plus interest income	270	139	290	315	106	1,119
Interest income	—	—	—	—	(10)	(10)
Non-cash adjustments to cash NOI(3)	—	—	9	3	4	18
NOI	270	139	298	319	100	1,127
Non-SPP NOI	(28)	(50)	(95)	(50)	(19)	(242)
SPP NOI	242	89	203	269	81	885
Non-cash adjustments to SPP NOI(3)	3	1	1	—	(3)	—
SPP Cash NOI	$245	$90	$205	$268	$78	885
Addback adjustments(4)						242
Other income and expenses(5)						931
Costs and expenses(6)						(971)
Other impairments (recoveries), net						(19)
Net Income						$1,068

For the projected full year 2018 (high)

	Senior Housing Triple-Net	SHOP	Life Science	Medical Office	Other	Total
Cash NOI	$274	$145	$292	$318	$97	$1,127
Interest income	—	—	—	—	11	11
Cash NOI plus interest income	274	145	292	318	108	1,138
Interest income	—	—	—	—	(11)	(11)
Non-cash adjustments to cash NOI(3)	(1)	(1)	9	4	5	13
NOI	273	144	301	322	102	1,140
Non-SPP NOI	(28)	(52)	(96)	(50)	(20)	(246)
SPP NOI	245	92	205	271	82	894
Non-cash adjustments to SPP NOI(3)	3	2	1	—	(3)	4
SPP Cash NOI	$247	$94	$207	$271	$79	898
Addback adjustments(4)						242
Other income and expenses(5)						937
Costs and expenses(6)						(965)
Other impairments (recoveries), net						(19)
Net Income						$1,093

10

Reconciliations
In millions

For the year ended December 31, 2017

	Senior Housing Triple-Net	SHOP	Life Science	Medical Office	Other	Total
Cash NOI	$327	$162	$276	$291	$108	$1,164
Interest income	—	—	—	—	56	56
Cash NOI plus interest income	327	162	276	291	164	1,220
Interest income	—	—	—	—	(56)	(56)
Non-cash adjustments to cash NOI(3)	(17)	(33)	5	3	4	(38)
NOI	310	129	281	294	112	1,126
Non-SPP NOI	(72)	(51)	(79)	(30)	(33)	(264)
SPP NOI	238	78	202	265	79	862
Non-cash adjustments to SPP NOI(3)	6	16	2	(1)	(2)	21
SPP Cash NOI	$244	$94	$204	$264	$78	883
Addback adjustments(4)						243
Other income and expenses(5)						456
Costs and expenses(6)						(993)
Other impairments (recoveries), net						(166)
Net Income						$423

Projected SPP Cash NOI change for the full year 2018

	Senior Housing Triple-Net	SHOP	Life Science	Medical Office	Other	Total
Low	0.50%	(4.00%)	0.25%	1.75%	0.50%	0.25%
High	1.50%	—	1.25%	2.75%	1.50%	1.75%
 ______________________________________

(1)
The foregoing projections reflect management’s view as of October 31, 2018 of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, development items, and the earnings impact of the events referenced in our earnings press release for the quarter ended September 30, 2018 that was issued on October 31, 2018. However, these projections do not reflect the impact of unannounced future transactions, except as described herein, other impairments or recoveries, the future bankruptcy or insolvency of our operators, lessees, borrowers or other obligors, the effect of any future restructuring of our contractual relationships with such entities, gains or losses on marketable securities, ineffectiveness related to our cash flow hedges, or larger than expected litigation settlements and related expenses related to existing or future litigation matters. Our actual results may differ materially from the projections set forth above. The aforementioned ranges represent management’s best estimates based upon the underlying assumptions as of October 31, 2018. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.

(2)	Does not foot due to rounding and adjustments made to SPP to the high and low ranges reported by segment.

(3)
Represents straight-line rents, DFL non-cash interest, amortization of market lease intangibles, net, the deferral of community fees, net of amortization, management contract termination expense and lease termination fees.

(4)	Represents non-SPP NOI and non-cash adjustments to SPP NOI.

(5)	Represents interest income, gain (loss) on sales of real estate, net, other income (expense), net, income taxes benefit (expense) and equity income (loss) from unconsolidated joint ventures.

(6)	Represents interest expense, depreciation and amortization, general and administrative, transaction costs, and loss on debt extinguishments.

11

Reconciliations
In thousands

Enterprise Gross Assets and Portfolio Investment

	September 30, 2018
	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Corporate Non-segment	Total
Consolidated total assets	$2,680,418	$2,070,229	$3,766,891	$3,383,141	$1,110,754	$72,525	$13,083,958
Investments in and advances to unconsolidated JVs	—	—	—	—	(623,255)	—	(623,255)
Accumulated depreciation and amortization	702,762	539,221	750,295	1,089,889	175,221	100	3,257,488
Consolidated Gross Assets	$3,383,180	$2,609,450	$4,517,186	$4,473,030	$662,720	$72,625	$15,718,191
HCP's share of unconsolidated JV gross assets	—	—	—	—	1,484,006	—	1,484,006
Enterprise Gross Assets	$3,383,180	$2,609,450	$4,517,186	$4,473,030	$2,146,726	$72,625	$17,202,197
Land held for development	—	—	(128,520)	(946)	(3,643)	—	(133,109)
Land held for sale	—	—	(35,046)	—	—	—	(35,046)
Fully depreciated real estate and intangibles	67,978	32,274	358,655	371,554	9,590	—	840,051
Non-real estate related assets(1)	(149,145)	(112,646)	(182,162)	(162,530)	(271,846)	(72,625)	(950,954)
Real estate intangible liabilities	(44,677)	(1,553)	(85,992)	(76,001)	(25,513)	—	(233,736)
Portfolio Investment	$3,257,336	$2,527,525	$4,444,121	$4,605,107	$1,855,314	$—	$16,689,403

Investment by Type:
Wholly-owned	$3,257,336	$2,527,525	$4,444,121	$4,605,107	$610,584	$—	$15,444,673
HCP's share of unconsolidated JVs	—	—	—	—	1,244,730	—	1,244,730
Portfolio Investment	$3,257,336	$2,527,525	$4,444,121	$4,605,107	$1,855,314	$—	$16,689,403
______________________________________

(1)
Includes straight-line rent receivables, net of reserves; lease commissions - 2nd generation, net of amortization; cash and restricted cash; HCP's share of the value attributable to refundable Entrance Fee liabilities for the CCRC JV and other assets.

12

Reconciliations
In thousands

Rental and Operating Revenue

	Three Months Ended
	September 30, 2017(1)	December 31, 2017	March 31, 2018	June 30, 2018	September 30, 2018
Senior housing triple-net	$77,220	$58,214	$74,289	$70,713	$67,487
SHOP	126,040	133,789	144,670	138,352	137,044
Life science	90,174	96,592	99,622	101,031	98,040
Medical office	119,847	120,077	123,935	125,246	129,618
Other	28,968	29,324	30,316	32,762	22,597
Rental and operating revenue	$442,249	$437,996	$472,832	$468,104	$454,786
Senior housing triple-net	(613)	19,930	(1,878)	993	569
SHOP	239	(1,071)	(2,352)	(1,652)	771
Life science	(805)	(3,325)	(3,770)	(2,251)	(1,453)
Medical office	(1,293)	(1,368)	(1,989)	(1,701)	(1,135)
Other	(1,283)	(1,284)	(1,392)	(1,318)	(857)
Non-cash adjustments to rental and operating revenues	$(3,755)	$12,882	$(11,381)	$(5,929)	$(2,105)
Senior housing triple-net	76,607	78,144	72,411	71,706	68,056
SHOP	126,279	132,718	142,318	136,700	137,815
Life science	89,369	93,267	95,852	98,780	96,587
Medical office	118,554	118,709	121,946	123,545	128,483
Other	27,685	28,040	28,924	31,444	21,740
Cash rental and operating revenues	$438,494	$450,878	$461,451	$462,175	$452,681
Senior housing triple-net	(13,387)	(11,763)	(11,124)	(7,562)	(3,835)
SHOP	(55,923)	(61,381)	(69,231)	(64,138)	(66,111)
Life science	(12,797)	(16,686)	(21,043)	(22,460)	(17,779)
Medical office	(14,473)	(15,138)	(18,580)	(18,821)	(21,721)
Other	(7,448)	(7,559)	(7,930)	(10,288)	(17)
Non-SPP total cash rental and operating revenues	$(104,028)	$(112,527)	$(127,908)	$(123,269)	$(109,463)
Senior housing triple-net	63,220	66,381	61,287	64,144	64,221
SHOP	70,356	71,337	73,087	72,562	71,704
Life science	76,572	76,581	74,809	76,320	78,808
Medical office	104,081	103,571	103,366	104,724	106,762
Other	20,237	20,481	20,994	21,156	21,723
Cash rental and operating revenues - SPP	$334,466	$338,351	$333,543	$338,906	$343,218
 ______________________________________

(1)
During the fourth quarter of 2017, as a result of a change in how operating results are reported to the chief operating decision maker, for the purpose of evaluating performance and allocating resources, we began to exclude unconsolidated joint ventures from our evaluation of our segments' operating results. Prior periods have been recast to conform to current period presentation to exclude HCP's share of unconsolidated JVs.

13

Reconciliations
In thousands

Operating Expenses

	Three Months Ended
	September 30, 2017(1)	December 31, 2017	March 31, 2018	June 30, 2018	September 30, 2018
Senior housing triple-net	$934	$892	$1,045	$791	$840
SHOP	86,821	129,265	101,746	101,767	106,182
Life science	19,960	21,977	21,809	22,732	23,668
Medical office	46,486	45,266	46,696	47,271	49,150
Other	1,137	1,269	1,256	1,305	1,367
Operating expenses	$155,338	$198,669	$172,552	$173,866	$181,207
Senior housing triple-net	(13)	(13)	(13)	(13)	35
SHOP	274	(34,632)	(745)	(1,528)	(606)
Life science	(19)	(19)	(19)	(17)	(13)
Medical office	(715)	(720)	(918)	(707)	(816)
Other	—	—	—	—	—
Non-cash adjustments to operating expenses	$(473)	$(35,384)	$(1,695)	$(2,265)	$(1,400)
Senior housing triple-net	921	879	1,032	778	875
SHOP	87,095	94,633	101,001	100,239	105,576
Life science	19,941	21,958	21,790	22,715	23,655
Medical office	45,771	44,546	45,778	46,564	48,334
Other	1,137	1,269	1,256	1,305	1,367
Cash operating expenses	$154,865	$163,285	$170,857	$171,601	$179,807
Senior housing triple-net	(837)	(799)	(948)	(716)	(805)
SHOP	(40,022)	(46,457)	(52,720)	(50,874)	(55,684)
Life science	(3,448)	(5,356)	(6,504)	(6,736)	(6,516)
Medical office	(7,643)	(7,741)	(8,747)	(8,893)	(9,039)
Other	(43)	(43)	(80)	(32)	(31)
Non-SPP operating expenses	$(51,993)	$(60,396)	$(68,999)	$(67,251)	$(72,075)
Senior housing triple-net	84	80	84	62	70
SHOP	47,073	48,176	48,281	49,365	49,892
Life science	16,493	16,602	15,286	15,979	17,139
Medical office	38,128	36,805	37,031	37,671	39,295
Other	1,094	1,226	1,176	1,273	1,336
Cash operating expenses - SPP	$102,872	$102,889	$101,858	$104,350	$107,732
 ______________________________________

(1)
During the fourth quarter of 2017, as a result of a change in how operating results are reported to the chief operating decision maker, for the purpose of evaluating performance and allocating resources, we began to exclude unconsolidated joint ventures from our evaluation of our segments' operating results. Prior periods have been recast to conform to current period presentation to exclude HCP's share of unconsolidated JVs.

14

Reconciliations
In thousands

EBITDA and Adjusted EBITDA

Three Months Ended September 30, 2018
Net income	$102,926
Interest expense	63,486
Income tax expense (benefit)	(4,929)
Depreciation and amortization	132,198
Other depreciation and amortization	2,343
HCP’s share of unconsolidated JV:
Interest expense	3,995
Income tax expense (benefit)	240
Depreciation and amortization	15,180
Other JV adjustments	(250)
EBITDA	$315,189

Loss (gain) on sales of real estate, net	(95,332)
Impairments (recoveries) of depreciable real estate, net	5,268
Transaction-related items	4,678
Severance and related charges	4,573
Loss on debt extinguishments	43,899
Litigation costs (recoveries)	(545)
Foreign currency remeasurement losses (gains)	(41)
Adjusted EBITDA	$277,689

Adjusted Fixed Charge Coverage

Three Months Ended September 30, 2018
Interest expense	$63,486
Capitalized interest	5,736
HCP’s share of unconsolidated JV interest expense and capitalized interest	4,064
Fixed Charges	$73,286

Adjusted Fixed Charge Coverage	3.8x

15

Reconciliations
In thousands

Enterprise Debt and Net Debt

September 30, 2018
Bank line of credit(1)	$636,709
Term loans	223,468
Senior unsecured notes(2)	5,706,181
Mortgage debt	139,401
Other debt	92,494
Consolidated Debt	$6,798,253
HCP's share of unconsolidated JV mortgage debt	324,891
HCP's share of unconsolidated JV other debt	174,761
Enterprise Debt	$7,297,905
Cash and cash equivalents	(78,864)
HCP's share of unconsolidated JV cash and cash equivalents	(31,791)
Net Debt	$7,187,250

Financial Leverage

September 30, 2018
Enterprise Debt	$7,297,905
Enterprise Gross Assets	17,202,197
Financial Leverage	42.4%

Secured Debt Ratio

September 30, 2018
Mortgage debt	$139,401
HCP's share of unconsolidated JV mortgage debt	324,891
Enterprise Secured Debt	$464,292
Enterprise Gross Assets	17,202,197
Secured Debt Ratio	2.7%

Net Debt to Adjusted EBITDA

Three Months Ended September 30, 2018
Net Debt	$7,187,250
Adjusted EBITDA(3)	1,110,756
Net Debt to Adjusted EBITDA	6.5x
  ______________________________________

(1)	Includes £55 million translated into USD.

(2)	On October 9, 2018, we provided a redemption notice to holders of our $450 million senior unsecured notes due in 2019, which will be redeemed in November 2018.

(3)	Represents the current quarter Adjusted EBITDA multiplied by a factor of four.

16

Reconciliations
In thousands

Segment Cash NOI, Portfolio Income and SPP
Total Consolidated

	Three Months Ended
	September 30, 2017(1)	December 31, 2017	March 31, 2018	June 30, 2018	September 30, 2018
Net Income (loss)	$(5,720)	$(57,924)	$43,237	$92,928	$102,926
Interest income	(11,774)	(5,263)	(6,365)	(1,447)	(1,236)
Interest expense	71,328	71,882	75,102	73,038	63,486
Depreciation and amortization	130,588	136,833	143,250	143,292	132,198
General and administrative	23,523	21,485	29,175	22,514	23,503
Transaction costs	580	5,459	2,195	2,404	4,489
Loss (gain) on sales of real estate, net	(5,182)	(33,789)	(20,815)	(46,064)	(95,332)
Impairments (recoveries), net	25,328	84,374	—	13,912	5,268
Other expense (income), net	10,556	9,303	40,407	(1,786)	(1,604)
Loss on debt extinguishments	54,227	—	—	—	43,899
Income tax expense (benefit)	(5,481)	13,297	(5,336)	(4,654)	(4,929)
Equity loss (income) from unconsolidated JVs	(1,062)	(6,330)	(570)	101	911
NOI	$286,911	$239,327	$300,280	$294,238	$273,579
Adjustment to NOI	(3,281)	48,264	(9,686)	(3,662)	(703)
Cash NOI	$283,630	$287,591	$290,594	$290,576	$272,876
Interest income	11,774	5,263	6,365	1,447	1,236
HCP's share of unconsolidated JVs	19,253	19,331	21,737	19,867	23,302
Portfolio Income	$314,657	$312,185	$318,696	$311,890	$297,414
Interest income	(11,774)	(5,263)	(6,365)	(1,447)	(1,236)
HCP's share of unconsolidated JVs	(19,253)	(19,331)	(21,737)	(19,867)	(23,302)
Adjustment to NOI	3,281	(48,264)	9,686	3,662	703
FX adjustment - GAAP SPP	515	403	—	—	—
Non-SPP NOI	(57,656)	(422)	(65,963)	(61,128)	(38,871)
SPP NOI	$229,770	$239,308	$234,317	$233,110	$234,708
Non-cash adjustment to SPP NOI	1,823	(3,846)	(2,633)	1,445	778
SPP cash NOI	$231,593	$235,462	$231,684	$234,555	$235,486

17

Reconciliations
In thousands

Senior Housing Triple-Net

	Three Months Ended
	September 30, 2017(1)	December 31, 2017	March 31, 2018	June 30, 2018	September 30, 2018
Net Income (loss)	$55,275	$37,299	$50,738	$18,752	$47,627
Interest expense	640	620	600	607	599
Depreciation and amortization	25,547	26,343	21,906	21,251	18,884
Impairments (recoveries), net	—	—	—	6,273	—
Loss (gain) on sales of real estate, net	(5,176)	(6,940)	—	23,039	(463)
NOI	$76,286	$57,322	$73,244	$69,922	$66,647
Adjustment to NOI	(600)	19,943	(1,865)	1,006	534
Cash NOI	$75,686	$77,265	$71,379	$70,928	$67,181
Interest income	—	—	—	—	—
HCP's share of unconsolidated JVs	—	—	—	—	—
Portfolio Income	$75,686	$77,265	$71,379	$70,928	$67,181
Interest income	—	—	—	—	—
HCP's share of unconsolidated JVs	—	—	—	—	—
Adjustment to NOI	600	(19,943)	1,865	(1,006)	(534)
Non-SPP NOI	(14,909)	27,464	(10,121)	(6,791)	(3,079)
SPP NOI	$61,377	$84,786	$63,123	$63,131	$63,568
Non-cash adjustment to SPP NOI	1,759	(18,485)	(1,920)	951	583
SPP cash NOI	$63,136	$66,301	$61,203	$64,082	$64,151

SHOP

	Three Months Ended
	September 30, 2017(1)	December 31, 2017	March 31, 2018	June 30, 2018	September 30, 2018
Net Income (loss)	$13,400	$(6,597)	$35,123	$55,845	$9,903
Interest expense	933	970	988	990	688
Depreciation and amortization	24,884	27,505	27,628	28,002	25,166
Impairments (recoveries), net	—	—	—	—	5,268
Loss (gain) on sales of real estate, net	2	(17,354)	(20,815)	(48,252)	(10,163)
NOI	$39,219	$4,524	$42,924	$36,585	$30,862
Adjustment to NOI	(35)	33,560	(1,607)	(124)	1,378
Cash NOI	$39,184	$38,084	$41,317	$36,461	$32,240
Interest income	—	—	—	—	—
HCP's share of unconsolidated JVs	—	—	—	—	—
Portfolio Income	$39,184	$38,084	$41,317	$36,461	$32,240
Interest income	—	—	—	—	—
HCP's share of unconsolidated JVs	—	—	—	—	—
Adjustment to NOI	35	(33,560)	1,607	124	(1,378)
Non-SPP NOI	(15,923)	2,356	(18,406)	(14,212)	(9,422)
SPP NOI	$23,296	$6,880	$24,518	$22,373	$21,440
Non-cash adjustment to SPP NOI	(14)	16,281	288	824	372
SPP cash NOI	$23,282	$23,161	$24,806	$23,197	$21,812

18

Reconciliations
In thousands

Life Science

	Three Months Ended
	September 30, 2017(1)	December 31, 2017	March 31, 2018	June 30, 2018	September 30, 2018
Net Income (loss)	$39,284	$50,816	$41,650	$35,311	$120,442
Interest expense	87	85	83	80	78
Depreciation and amortization	30,851	33,215	36,080	35,269	34,432
Impairments (recoveries), net	—	—	—	7,639	—
Loss (gain) on sales of real estate, net	(8)	(9,501)	—	—	(80,580)
NOI	$70,214	$74,615	$77,813	$78,299	$74,372
Adjustment to NOI	(785)	(3,307)	(3,751)	(2,233)	(1,439)
Cash NOI	$69,429	$71,308	$74,062	$76,066	$72,933
Interest income	—	—	—	—	—
HCP's share of unconsolidated JVs	—	—	—	—	—
Portfolio Income	$69,429	$71,308	$74,062	$76,066	$72,933
Interest income	—	—	—	—	—
HCP's share of unconsolidated JVs	—	—	—	—	—
Adjustment to NOI	785	3,307	3,751	2,233	1,439
Non-SPP NOI	(10,947)	(13,771)	(18,363)	(18,673)	(13,186)
SPP NOI	$59,267	$60,844	$59,450	$59,626	$61,186
Non-cash adjustment to SPP NOI	812	(865)	73	715	483
SPP cash NOI	$60,079	$59,979	$59,523	$60,341	$61,669

Medical Office

	Three Months Ended
	September 30, 2017(1)	December 31, 2017	March 31, 2018	June 30, 2018	September 30, 2018
Net Income (loss)	$31,188	$32,147	$31,600	$31,437	$33,960
Interest expense	126	124	120	119	117
Depreciation and amortization	42,047	42,534	45,519	46,419	50,294
Loss (gain) on sales of real estate, net	—	6	—	—	(3,903)
NOI	$73,361	$74,811	$77,239	$77,975	$80,468
Adjustment to NOI	(578)	(648)	(1,071)	(993)	(319)
Cash NOI	$72,783	$74,163	$76,168	$76,982	$80,149
Interest income	—	—	—	—	—
HCP's share of unconsolidated JVs	—	—	—	—	—
Portfolio Income	$72,783	$74,163	$76,168	$76,982	$80,149
Interest income	—	—	—	—	—
HCP's share of unconsolidated JVs	—	—	—	—	—
Adjustment to NOI	578	648	1,071	993	319
Non-SPP NOI	(7,293)	(7,882)	(10,521)	(10,598)	(13,198)
SPP NOI	$66,068	$66,929	$66,718	$67,377	$67,270
Non-cash adjustment to SPP NOI	(115)	(163)	(383)	(324)	197
SPP cash NOI	$65,953	$66,766	$66,335	$67,053	$67,467

19

Reconciliations
In thousands

Other

	Three Months Ended
	September 30, 2017(1)	December 31, 2017	March 31, 2018	June 30, 2018	September 30, 2018
Net Income (loss)	$7,462	$(52,650)	$(17,417)	$40,561	$18,356
Interest income	(11,774)	(5,263)	(6,365)	(1,447)	(1,236)
Interest expense	618	688	728	742	—
Depreciation and amortization	7,259	7,236	12,117	12,351	3,422
Impairments (recoveries), net	25,328	84,374	—	—	—
Loss (gain) on sales of real estate, net	—	—	—	(20,851)	(223)
Other expense (income), net	—	—	40,567	—	—
Equity loss (income) from unconsolidated JVs	(1,062)	(6,330)	(570)	101	911
NOI	$27,831	$28,055	$29,060	$31,457	$21,230
Adjustment to NOI	(1,283)	(1,284)	(1,392)	(1,318)	(857)
Cash NOI	$26,548	$26,771	$27,668	$30,139	$20,373
Interest income	11,774	5,263	6,365	1,447	1,236
HCP's share of unconsolidated JVs	19,253	19,331	21,737	19,867	23,302
Portfolio Income	$57,575	$51,365	$55,770	$51,453	$44,911
Interest income	(11,774)	(5,263)	(6,365)	(1,447)	(1,236)
HCP's share of unconsolidated JVs	(19,253)	(19,331)	(21,737)	(19,867)	(23,302)
Adjustment to NOI	1,283	1,284	1,392	1,318	857
FX adjustment - GAAP SPP	515	403	—	—	—
Non-SPP NOI	(8,584)	(8,589)	(8,552)	(10,854)	14
SPP NOI	$19,762	$19,869	$20,508	$20,603	$21,244
Non-cash adjustment to SPP NOI	(619)	(614)	(691)	(721)	(857)
SPP cash NOI	$19,143	$19,255	$19,817	$19,882	$20,387

Corporate Non-Segment

	Three Months Ended
	September 30, 2017	December 31, 2017	March 31, 2018	June 30, 2018	September 30, 2018
Net Income (loss)	$(152,329)	$(118,939)	$(98,457)	$(88,978)	$(127,362)
Interest expense	68,924	69,395	72,583	70,500	62,004
General and administrative	23,523	21,485	29,175	22,514	23,503
Transaction costs	580	5,459	2,195	2,404	4,489
Other expense (income), net	10,556	9,303	(160)	(1,786)	(1,604)
Loss on debt extinguishments	54,227	—	—	—	43,899
Income tax expense (benefit)	(5,481)	13,297	(5,336)	(4,654)	(4,929)
NOI	$—	$—	$—	$—	$—

 ______________________________________

(1)
During the fourth quarter of 2017, as a result of a change in how operating results are reported to the chief operating decision maker, for the purpose of evaluating performance and allocating resources, we began to exclude unconsolidated joint ventures from our evaluation of our segments' operating results. Prior period NOI, Cash NOI, Portfolio Income, SPP NOI, and SPP Cash NOI have been recast to conform to current period presentation, which excludes unconsolidated joint ventures.

20

Reconciliations
In thousands

Pro forma Portfolio Income

	Three Months Ended September 30, 2018
	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Total
Portfolio Income(1)	$67,181	$32,240	$72,933	$80,149	$44,911	$297,414
Pro forma Adjustments:
Asset sales and senior housing triple-net transitions to SHOP(2)	(5,600)	(3,514)	—	—	—	(9,114)
Other pro forma adjustments(3)	—	—	(8,838)	1,904	(4,655)	(11,589)
Pro forma Portfolio Income	$61,581	$28,726	$64,094	$82,053	$40,257	$276,710

(1)	See pages 17 to 20 of this document for a reconciliation of Portfolio Income to net income.

(2)
Includes pro forma adjustments to reflect asset sales and asset transitions from senior housing triple-net to SHOP in connection with the master transactions and cooperation agreement with Brookdale and certain other previously announced sales.

(3)
Pro forma to reflect the Brookdale Transactions, the sale of our U.K. holdings, and certain other previously announced sales, including the sale of our Shoreline Technology Center campus. Pro forma Portfolio Income is further adjusted to reflect acquisitions, dispositions and operator transitions as if they occurred on the first day of the quarter.

21

Reconciliations
In thousands, except per month data

REVPOR SHOP

	Three Months Ended
	September 30, 2017	December 31, 2017	March 31, 2017	June 30, 2018	September 30, 2018
REVPOR SHOP
Rental and operating revenues	$126,040	$133,789	$144,670	$138,352	$137,044
Adjustments to Rental and Operating Revenues	239	(1,071)	(2,352)	(1,652)	771
Cash rental and operating revenues	$126,279	$132,718	$142,318	$136,700	$137,815
Other adjustments to REVPOR SHOP(1)	(3,594)	(10,801)	(2,527)	(20,136)	(25,055)
REVPOR SHOP revenues	$122,685	$121,917	$139,791	$116,564	$112,760

Average occupied units/month	10,244	10,216	11,452	9,648	9,193
REVPOR SHOP per month(2)	$3,992	$3,978	$4,069	$4,027	$4,089

SPP REVPOR SHOP
REVPOR SHOP revenues	$122,685	$121,917	$139,791	$116,564	$112,760
Change in reporting structure(3)	—	—	(2,603)	(2,539)	(15,773)
Other non-SHOP SPP cash rental and operating revenues	(52,329)	(50,579)	(64,100)	(41,463)	(25,283)
SPP REVPOR SHOP revenues	$70,356	$71,337	$73,087	$72,562	$71,704

SPP average occupied units/month	5,818	5,898	5,868	5,782	5,719
SPP REVPOR SHOP per month(2)	$4,031	$4,032	$4,152	$4,183	$4,179
 ______________________________________

(1)
Includes revenue for newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant period, assets in redevelopment, and assets that experienced a casualty event that significantly impacted operations.

(2)	Represents the current quarter REVPOR divided by a factor of three.

(3)	Represents revenues for assets that transitioned from senior housing triple-net to SHOP during the year-over-year comparison period.

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